Exhibit a(2)

THE SALOMON BROTHERS FUND INC

ARTICLES OF AMENDMENT

            The Salomon Brothers Fund Inc, a Maryland corporation, having its principal office in Baltimore City, Maryland (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

            FIRST: The Charter of the Corporation is hereby amended by deleting Article I and inserting in lieu thereof the following:

ARTICLE I

NAME

            The name of the Corporation is Legg Mason Partners Equity Fund, Inc.

            SECOND: The foregoing amendment to the Charter of the Corporation has been approved by a majority of the entire Board of Directors and is limited to a change expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders.

            THIRD: These Articles of Amendment to the Charter of the Corporation shall become effective at 9:00 a.m. on November 20, 2006.

            IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its Chairman, President and Chief Executive Officer and witnessed by its Assistant Secretary on the 15th day of November, 2006.

WITNESS:		THE SALOMON BROTHERS FUND INC

By:	/s/ Barbara J. Allen	By:	/s/ R. Jay Gerken

	Barbara J. Allen		R. Jay Gerken
	Assistant Secretary		Chairman, President and Chief
Executive Officer

THE UNDERSIGNED, Chairman, President and Chief Executive Officer of The Salomon Brothers Fund Inc, who executed on behalf of the Corporation the Articles of Amendment of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment to be the corporate act of said Corporation and hereby certifies to the best of his knowledge, information and belief, that the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects, and that this statement is made under the penalties for perjury.

/s/ R. Jay Gerken

R. Jay Gerken
Chairman, President and Chief
Executive Officer